AGREEMENT AND PLAN OF REORGANIZATION

                            MEDALION SERVICES, INC.

                                 ACQUISITION OF

                          OREX GOLD MINES CORPORATION





                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OR REORGANIZATION ("Agreement") is made and entered into as of this 17th day of February, 1999, by and among Medalion Services, Inc. ("Medalion") , a Delaware corporation with its executive offices located at 7 Rock Hollow Road, Plandome Manor, New York 10030, Orex Gold Mines Corporation ("Orex"), a Delaware corporation, with its executive offices at 2121 Ponce de Leon Boulevard, Suite 510, Coral Gables, Florida 33134 and all the Shareholders ("Shareholders" as defined and all of whom are listed in Schedule A) of Orex.

                                    PREMISES

     All the outstanding capital stock of Orex, Medalion desires to acquire, so as to make Orex a wholly-owned subsidiary of Medallion and the Shareholders desire to make a tax-free exchange of their Orex shares for shares of Medalion's common stock, to be exchanged as set out herein with the said Medalion.

                              PLAN OF DISTRIBUTION

     The Reorganization will comprise the acquisition by Medalion of all the outstanding capital stock of Orex in exchange solely for a part of Medalion's voting stock. The Shareholders, as of the Closing (as hereinafter defined), are the owners of all of the issued and outstanding capital stock of Orex. The exchange by the Shareholders of the capital stock of Orex for voting common stock of Medalion shall be made upon and subject to the terms and conditions of this Agreement hereinafter set forth as is intended to qualify as a tax free reorganization pursuant to the provisions of Section 3 68(a) (1) (B) of the Internal Revenue Code of 1954, as amended.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:

                                   ARTICLE I

                         RECITALS, EXHIBITS, SCHEDULES

     The foregoing recitals are true and correct and, together with the schedules and exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

                                       2

                                   ARTICLE II

                               EXCHANGE OF SHARES

     The Shareholders agree that all of the issued and outstanding shares of common stock of Orex ("the Orex Stock") shall be exchanged with Medalion for the issuance by Medalion to the Shareholders, on the basis of a one for one (1:1) exchange of shares of the common stock of Medalion, U001 par value, per share for Orex Shares.

                                  ARTICLE III

                                    CLOSING

3.1 Time and Place

     The closing of the transactions contemplated by Section 1 hereof shall take place at the offices of Orex, or such other time and place as the parties hereto shall agree, no later than February 2 5, 19 99.

3.2 Actions To Be Taken

     At the Closing the Shareholders shall assign, transfer, deliver and set over to Medalion all issued and outstanding Orex Stock duly endorsed and with any required documentary or stamp taxes affixed at Orex's expense so as to make Medalion the sole owner thereof, free and clear of all liens, claims and encumbrances. At the closing, Medalion shall issue and deliver to the Shareholders, on a one for one (1:1) exchange, New Medalion Shares.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF ALL
                           THE SHAREHOLDERS AND OREX

     Orex hereby represents and warrants to Medalion that, with respect to the Orex Stock and with respect to Orex, effective this date, the representations listed below are true and correct, and further covenant and agree that, as of the Closing Date, the following representations will be true and correct. 4.1 Organization and Standing

     Orex is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property, to carry out its business as now being conducted and to enter into and carry out the provisions of this Agreement. Orex is duly licensed and qualified to do business with all Federal, State and other governmental agencies as required, to own its properties and to conduct its business.

4.2             Capitalization

     The duly authorized capital stock of Orex consists of 50,000,000 shares of Common Stock, par value $0.01 per share, of which 5,3 47,42 6 shares are outstanding, validly issued, fully paid and nonassessable and owned of record by Orex and its predecessors. Orex is also in the process of a Private Placement Offering of 1,000,000 Shares of Common Stock, par value $0.01 per share, as of February 3, 1999. Thus, at the Closing date, there will be an aggregate of 6,3 4 7,426 Orex shares outstanding. There are no other securities of Orex now outstanding or securities on which it is or may be liable, or securities that are or may become required to be issued by reason of any statutory requirements (including, without limitation, preemptive rights), or warrants, rights, options, calls, commitments or other agreements presently outstanding.

4.3             Corporate Records

     A copy of Orex's predecessor corporation: Lucky Seven Gold Mines Corporation's certificate of incorporation, the amendments thereto, and the By-Laws, all of which are certified by the Secretary of Orex as of a recent date, are attached as Schedule 4.3 hereto and each of the foregoing will be complete, true and correct on the Closing Date. -The minute books of Orex's predecessor corporation contain complete and accurate records of all corporate actions. The stock book of Orex's predecessor corporation reflects accurately the foregoing or, in the event that there have in the past been shareholders of Orex's predecessor corporation other than Orex, the names of all persons who at any time in the past were record shareholders of Orex, the number of shares of capital stock held by each such shareholders and the circumstances of any past transfers or redemptions of any shares of Orex held prior to the date hereof by any person otherthan Orex.

4.4             Subsidiaries

     Orex owns no securities of any other entity.

4.5             Default Under Loans

     Orex is not in default in the payment of principal or interest and has fully complied with all other covenants, obligations and conditions of all indebtedness outstanding. Orex

                                       4

has no outstanding mortgages, loan agreements or indebtedness of any kind, nature or description except as set forth on Schedule 4.5 hereto.

4.6             No Agreement or Court Orders

     Orex is not a party or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or governmental body which contained any provisions which could operate to impair the carrying out of this Agreement or any of the transactions contemplated hereby.

4.7             Authority

     The execution, delivery and performance of this Agreement by Orex has been duly and effectively authorized by all requisite corporate action and will not violate any provision of the Certificate of Incorporation or By-Laws of Orex or any provision of, or result in the acceleration of any obligation under, any agreement, indenture, instrument, lease, contract or other undertaking to which Orex is a party or by which it is bound.

4.8             Recent Financial Statements

     Orex's predecessor corporation, Lucky Seven Gold Mines Corporation ("Lucky Seven") and Orex have delivered to Medalion a Balance Sheet of the Company as of December 31, 1998, (the "Recent Balance Sheet") and the related Statement of Earnings for the fiscal year then ended (the "Recent Income Statement"). Such Recent Balance Sheet and Recent Income Statement being hereinafter sometimes collectively called the "Recent Financial Statement" are unaudited. The Recent Financial Statements are true, correct and complete and accurately and truly present the financial condition of Orex as at the date thereof and the results of its operations for the period therein specified and have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding period and consistently maintained throughout the periods involved. without limiting the generality of the foregoing, the Recent Financial Statements, either on the face thereof or in the notes thereto, include, reflect or disclose all periods involved. Without limiting the generality of the foregoing, the Recent Financial Statements disclose all debts, liabilities, commitments and obligations of every nature, whether absolute, accrued, contingent or otherwise of Orex's predecessor corporation. Lucky Seven as at the date thereof, including all appropriate reserves for taxes and there are no other debts of Orex's predecessor corporation Lucky Seven, or claims or demands with respect thereof, relating to or arising out of any act, transaction or circumstances which occurred or existed on or before the date of the Recent Balance Sheet, due or payable, except as included, reflected or disclosed on the Recent Balance Sheet. The Recent Income Statement does not contain any item of special or nonrecurring income or other income not earned in the ordinary course of business except as expressly specified therein. 4.9 Other Financial Statements

     Orex will deliver to Medalion copies of all other financial statements of Orex, prepared by or for Orex as of a date subsequent to the date of the Recent Financial Statements, all of which will be true, complete and correct and will have been prepared in accordance with sound generally accepted accounting principles consistently followed throughout the period indicated.

4.10            Liabilities and Obligations

     All liabilities of Orex and all obligations of Orex with respect to contracts and commitments which arose or arise after the date of Orex's Recent Financial Statements and prior to the Closing were or will be incurred only in the ordinary course of business All liabilities for taxes with respect to the period after the date of Orex's Recent Financial Statements and prior to the Closing were or will be incurred in the ordinary course of business. Except to the extent reflected, included, disclosed or reserved against in Orex's recent Balance Sheet, or specifically otherwise set forth or on Schedule 4.10, Orex has no present knowledge of, or present reason to believe in the existence of, any liability of any kind or nature whether accrued, absolute, contingent or otherwise, including without limitation, tax liabilities due to or to become due, with respect to any period after the date of Orex's Recent Balance Sheet and prior to the date of this Agreement.

4.11            Absence of Changes

     Since the date of the Recent Financial Statements, the business of Orex has been operated and as of the Closing will be operated only in the ordinary course of business, and without limiting the generality of the foregoing, Orex has not:

     (a) Suffered any materially adverse change in its financial condition, prospects, operations or business.

     (b) Increased the rate of compensation payable to any officer, employee or agent, or granted or accrued any bonus, payment or other benefit due under any pension, incentive, deferred compensation or similar plan to any such person.

     (c) Incurred any labor dispute, work stoppage, sabotage, formal or informal complaint of unfair labor practices, or had any representational proceedings initiated, demand made for the recognition of any union as bargaining agent or any other similar event or condition which has materially and adversely affected its business.

     (d) Incurred any obligation or liability (absolute or contingent) except current liabilities under contracts entered into in the ordinary course of business, none or which materially adversely affects the business or prospects of Orex.

                                       6

     (e) Discharged or satisfied any lien, encumbrance, obligation or liability (absolute or contingent) other than current liabilities and obligations shown on the Recent Financial Statements or incurred since the date of the Recent Financial statements in the ordinary course of business.

     (f) Mortgaged, pledged, or subjected to lien, charge or other encumbrances any of its assets

     (g) Sold, transferred, mortgaged, pledged, or subjected to lien, charge or other encumbrances any of its assets.

     (h) Suffered any extraordinary losses or waived any rights of substantial value.

     (i) Made or declared any distribution or divided to its shareholders with respect to its capital stock, or otherwise.

     (j) Entered into any transaction not in the ordinary course of business other than this Agreement.

4.12 Taxes

     All required federal, states, municipal and local tax returns of Orex have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by such returns have been paid. All federal, state, municipal and local taxes required to be paid with respect to any period prior to the date of Orex's Recent Balance Sheet have been reflected and fully reserved for on Orex's Recent Financial Statements. Orex has no tax deficiency outstanding, proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax. Orex's federal income tax returns have not been audited by the Internal Revenue Service.

4.13 Title to Properties

     Schedule 4.13 provides a list of all the properties and assets of Orex. Orex has good and marketable title to all the properties and assets its purports to own, including, without limitation, those reflected in its books and records and in its Recent Financial statements (except assets thereafter sold in the ordinary course of business). Such properties and assets are not subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, charge, liability or claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except those which are included, reflected or expressly set forth in its Recent Financial Statements. All of such properties and assets are in good operating condition and repair and conform to all applicable ordinances, regulations and other laws or requirements. All of Orex's fixtures and improvements to real property, and its use of real property, conform in all material respdcts with all applicable building, zoning and other laws, ordinances, orders and regulations and applicable public and private covenants or restrictions.

4.14 Title to Stock

     The Shareholders, the owners of Orex Stock, whose stock constitutes all of the capital stock of Orex, issued and outstanding, and all whose stock will be delivered by the Shareholders hereunder, free and clear of all liens, pledges, encumbrances, charges, agreements or claims by or on the part of any persons, firm or corporation, and the Shareholders have good and marketable title thereto with full right and unrestricted power to assign ,transfer and deliver such stock to Medalion as provided in this Agreement. No right or option to purchase any of the Orex Stock or any other securities of Orex exists in favor of any person, firm or corporation.

4.15 Agreements

     Orex entered into a non-exclusive License Agreement with Haber, Inc., a Delaware corporation, on March 13, 1997 for the licensed use of the Haber Gold Process. Orex also entered into a Consulting Agreement with WebcastMedia.net, a Delaware corporation, on October 2 8,199 8 for the contracting and retaining of Webcastmedia.net in a financial public relations consulting and servicing capacity.

     Orex is not in default under any contract, agreement or commitment. No consent of third parties to any contract, agreement or commitment of Orex is required for the execution or consummation of this Agreement.

4.16 Indebtedness of Officers and Directors

     Orex is not indebted to any other person who is or has been an officer, director, or stockholder of Orex, or to any member of the immediate family of any such person.

4.17 Litigation

     There are no claims, legal actions, suits, arbitrations, governmental investigations or other legal or administrative proceedings in progress or pending or to the knowledge of Orex threatened against or relating to Orex, its properties, assets or business and Orex does not know or have reason to be aware of any facts which might result in any such claim, action, suit, arbitration or other proceeding.

4.18 Pension or Benefit Plans

     Orex has no formal or informal written or unwritten pension, profit-sharing, stock option, bonus plan or employee benefit or welfare plans of any kind whatsoever, or agreements with any persons for the making or granting of any pension, profit sharing or bonus payments or benefits or any stock options.

4.19 Relations and Labor

     Orex is not a party to any collective bargaining agreements and there is no union or collective bargaining agent for Orex's employees. Orex has no employment grievances, disputes, or controversies and there are no threats of strikes or work stoppage or demand for the recognition of any union or bargaining agent for any employees.

4.20 Patents

     Orex has no patents or patents pending. To the best of Orex's knowledge, Orex is not infringing upon or otherwise acting adversely to any copyrights, trademarks, trademark rights, patents, patent rights or licenses owned by any person or persons, and there is no such claim or action pending or threatened, with respect thereto.

4.21 Good Standing

     Each License, permit, franchise and authorization of Orex from any federal, state or local governmental or other regulatory authority is in good standing and in full force and effect. Orex does not know of any reason which could cause any of the above to be terminated. There shall not be any termination or suspension after the Closing date of any or all of the above arising out of, relating to, or caused by (i) any failure to file, or any inadequacy in filing of, any documents, reports and disclosures required under applicable rules and regulations of any federal, state or local law or agency to be filed by Orex prior to the Closing Date, (u) activities of Orex or its personnel prior to the Closing date, (iii) any other failure to comply with applicable rules and regulations prior to the Closing date, or (iv) this Agreement or the transactions contemplated by this Agreement.

4.22 Compliance with Law

     To the best of Orex's knowledge, Orex has complied with all federal, state and local applicable laws, rules, regulations, ordinances and orders applicable to its business or properties including, without limitation, those of any agency or subdivision thereof Orex has duly filed all returns, reports, registration statements and other documents and furnished all information required or requested by any federal, state or local governmental agency having jurisdiction with respect to Orex or its business or properties and all of the foregoing are true and complete in all respects and all payments, fees and charges reflected therein as due, or upon any deficiency notice with respect thereto, have been paid. No act of-Orex, including without limitations the issuance and transfers of the capital stock of Orex, required registration under the Securities Act of 193 3, as amended.

4.23 Continuance of Business

     The businesses now conducted by Orex are substantially the same as the respective businesses conducted by it throughout the periods covered by its respective financial statements referred to in Section 4.8 and 4.9 hereof, and there has been no material change during any of such periods in the type or nature of its respective services, products, customers, suppliers or methods of operation. Orex has not received any notification and has no reason to believe that any persons or businesses with whom Orex does business will cease doing business, or any portion of any business, with Orex.

4.24 Adverse Facts

     No facts are known to Orex which would materially and adversely affect future operations of Orex.

4.25 Brokers

     Orex's negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Orex directly with Medalion in such manner, without the intervention of any third parties so as not to give rise to any valid claims against any of the parties hereto for a brokerage commission or other like payment.

4.26 No Misrepresentation or warranty by Orex in this Agreement or any statement or certification furnished or to be furnished to Medalion pursuant to this Agreement or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of material facts or omits or will omit a materiel fact necessary to make the statements contained herein true and correct.

4.27 Exemption from Registration; Investment Intent.

     The Shareholders acknowledge that the Medalion Shares have not been registered under the Securities Act of 1933, as amended (the "Act(degree)) in reliance on an exemption for transactions by an issuer not involving a public offering. The Shareholders understand that they may not dispose of all or any part of the Medalion Shares except in compliance with the provisions of the Act and applicable state securities laws, and understands that the Medalion Shares are being issued pursuant to a specific exemption under the provisions of the Act, which exemption(s) depends, among other things, upon the compliance with the provisions of the Act. Each Shareholder represents that the Medalion Shares to be issued to them pursuant to this Agreement are being acquired solely for the account of the Shareholder for personal investment and not with a view to, or for resale in connection with, any distribution in any jurisdiction where such sale or distribution would be precluded. By such representation, the undersigned means that no other person has a beneficial interest in the Medalion Shares. The Shareholders understand that the sale of the Medalion Shares is subject to the restrictions as imposed under state and federal securities laws. The Shareholders further represent and agree that they will not sell, transfer, pledge or otherwise dispose of or encumber the Medalion Shares except pursuant to the applicable rules and regulations under applicable state securities laws and the Act, and prior to any such sale, transfer, pledge, disposition or encumbrance, each will, if requested, furnish Medalion and its transfer agent with an opinion of counsel, satisfactory in form and substance, that registration under applicable state securities laws and the Act is not required. The Shareholders hereby understands that the following or similar legend will appear on the face of the certificates evidencing the Medalion Shares in compliance with the Act and applicable state securities laws:

                    "These    securities   have   not   been
               registered under the Securities Act of 1933, as amended (the "Act") or any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or the Company receives an opinion of counsel satisfactory to counsel to the Company that an exemption from registration under the Act and any applicable state securities laws is available."

Until December 31, 1999, the Orex Shareholders will not authorize, approve or consent to a reverse split or other dilutive event effecting Medalion's outstanding common stock as of the date hereof,

                                   ARTICLE V

                   REPRESENTATION AND WARRANTIES BY MEDALION

     Medalion hereby represents and warrants as follows:

5.1             Organization and Standing

     Medalion is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its property, to carry out its business as now being conducted and to enter into and carry out the provisions of this Agreement. Medalion is duly licensed and qualified to do business with all Federal, State and other governmental agencies as required to own its properties and to conduct its business. Medalion owns no property and neither conducts, nor caries on any new business.

5.2             Capitalization

     The duly authorized capital stock of Medalion consists of Five Million (5,000,000) shares, par value $.0001 per share of Common Stock. However, Medalion is in the process of an increase and will have, on the Closing date, Fifty Million (50,000,000) shares, par value $.0001 per share of Common Stock, of which 8,075,000 are currently outstanding. There are no other securities of Medalion now outstanding or securities on which it is or may be liable, or securities that are or may become required to be issued by reason of any statutory requirements (including, without limitation, preemptive rights), or warrants, rights, options, calls, commitments or other agreements presently outstanding.

5.3             Corporate Records

     A copy of Medalion's certificate of incorporation, all amendments thereto, and the By-Laws, all of which are certified by the Secretary of Medalion as of a recent date are attached as Schedule 5.3 hereto and each of the foregoing will be complete, true and correct on the Closing date. The minute books of Medalion contain complete and accurate records of all meetings of its stockholders and directors and of all corporate action taken by them to the extent available as at the present date. The shareholder records of Medalion reflect accurately the names of the record shareholders of Medalion and the number of shares of capital stock held by each stockholder.

5.4             Subsidiaries

     Medalion owns no security of any other entity.

5.5             Default Under Loans

     Medalion has no pre or post bankruptcy liabilities and federal tax liabilities not exceeding $-0-in the aggregate.

5.6             Title to Properties

     Schedule 5.6 provides a list of all the properties and assets of Medalion. Medalion has good and marketable title to all the properties and assets its purports to own, including, without limitation, those reflected in its books and records and in its Recent Financial statements (except assets thereafter sold in the ordinary course of business). Such properties and assets are not subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, charge, liability or claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except those which are included, reflected or expressly set forth in its Recent Financial Statements. All of such properties and assets are in good operating condition and repair and conform to all applicable ordinances, regulations and other laws or requirements. All of Medalion's fixtures and improvements to real property, and its use of real property, conform in all material respects with all applicable building, zoning and other laws, ordinances, orders and regulations and applicable public and private covenants or restrictions.

5.7             Tradable Stock

     All or some of Medalion's Common Stock is approved for quotation and currently quoted and traded publicly on the Over the Counter Bulletin Board (OTCBB) in accordance with applicable SEC rules and regulations.

5.8             Information Furnished

     Management of Medalion has been furnished and has reviewed Orex's Confidential Private Placement Memorandum dated February 3,1999 in connection with the then proposed sale of up to 1,000,000 shares of the Orex's Common Stock.

5.9 Proposed Rule 504 Offering Medalion, under the control of the Orex's shareholders agrees to undertake to complete, immediately following the Closing Date, a private offering of its shares of Common Stock pursuant to Rule 504 of the Act to raise up to an aggregate of $1,000,000.

5.10            Default Under Loans

     Medalion is not in default in the payment of principal or interest and has fully complied with all other covenants, obligations and conditions of all indebtedness outstanding. Medalion has no outstanding mortgages, loan agreements or indebtedness of any kind, nature or description except as set forth on
Exhibit 5.10 hereto.

5.11            No Agreements or Court Orders

     Medalion is not a party to or subject to or bound by any agreement or any judgment, order, writ, injunction or decree of any court or governmental body which contains any provisions which could operate to impair the carrying out of this Agreement or any of the transactions contemplated hereby.

5.12            Authority

     The execution, delivery and performance of this Agreement by Medalion has been duly and effectively authorized by all requisite corporate action and will not violate any provision of the Certificate of Incorporation or By-Laws of Medalion or any provision of, or result in the acceleration of any obligation under, any agreement, indenture, instrument, lease, contract or other undertaking to which Medalion is a party or by which it is bound.

5.13 Financial Statements

     Prior to the Closing Date, Medalion will deliver to Orex financial statements (the "Medalion Financial Statements") through to December 31, 199 8 which will show that Medalion has no assets and has post bankruptcy liabilities and federal tax liabilities not exceeding $-0-in the aggregate.

     Financial Statements will be true, correct and complete and will accurately and truly present the financial condition of Medalion as at the date thereof and the results of its operations for the period therein specified and will be prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding period and consistently maintained throughout the periods involved. Without limiting the generality of the foregoing, the Medalion Financial Statements will disclose all debts, liabilities, commitments and obligations of every nature, whether absolute, accrued, contingent or otherwise of Medalion as at the date thereof, and there will be no other debts, claims, or demands relating to or arising out of any act, transaction or circumstances which will have occurred or existed on or before the date of the Medalion Financial Statements.

5.14 Agreements

     Medalion is not in default under any contract, agreement or commitment and is not a party to any contract, agreement or commitment. No consent of third parties to any contract, agreement or commitment of Medalion is required for the execution or consummation of this Agreement.

5.15 Competing Interests

     None of Medalion's principal shareholders (owning 5 % or more of its issued and outstanding common stock), officers or directors, own, directly or indirectly, a material interest in any corporation, partnership, firm or association which is a competitor or potential competitor of Orex.

5.16 Indebtedness of Officers and Directors

     Medalion is not indebted to any person who is or has been an officer, director or stockholder of Medalion, or to any member of the immediate family of any such person.

5.17 Litigation

     There are no claims, legal actions, suits, arbitrations, governmental investigations or other legal or administrative proceedings in progress or pending or to the knowledge of Medalion threatened against or relating to Medalion, its assets of activities and Medalion knows nothing nor has any reason to be aware of any facts which might result in any such claim, action, suit, arbitration or other proceeding.

5.18 Adverse Facts

     No facts are known to Medalion which would materially and adversely affect future activities of Medalion.

     No Misrepresentation or warranty by Medalion in this Agreement or any statement or certification furnished or to be famished to Orex pursuant to this Agreement or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of material facts or omits or will omit a materiel fact necessary to make the statements contained herein true and correct.

5.19 Brokers

     Medalion's negotiations relative to this Agreement and the transaction contemplated hereby have been carried on by Medalion directly with Orex in such manner, without the intervention of any third parties, as not to give rise to any valid claims against any of the parties hereto for a brokerage commission or other like payments.

5.20            Confidential Information

     Medalion shall not, prior to or after the Closing divulge to third parties any confidential information received from Orex.

                                   ARTICLE VI

                CONDUCT OF OREX'S BUSINESS PRIOR TO THE CLOSING

6.1             Negative Covenants

     Orex agrees that between the date hereof and the Closing, and except as permitted by the prior written consent of Medalion, Orex will not take, or permit to betaken, any of the following actions:

     (a) Alter or amend its Certificate of Incorporation or By-Laws.

     (b) Issue or become obligated to issue any securities of any kind including without limitation any notes or capital stock.

     (c) Enter into any option, call or commitment with respect to its stock.

     (d) Declare or pay any dividend or other distribution with respect to its capital stock.

     (e) Incur any liability or obligation, except current liabilities in the ordinary course of business and obligations under contracts entered into in the ordinary course of business.

     (f) Pay or accrue any salaries, fees, commissions or other compensation to its officers or directors at a rate in excess of the rate of compensation in effect as to such individual, respectively, on the date hereof

     (g) Enter into any contract or commitment which is not the ordinary course of business of Orex or which does, or could be expected to, materially adversely affect Orex's business.

     (h) Borrow funds or incur any indebtedness of any nature except in the ordinary court of business.

     (i) Change its banking and safe deposit arrangements

     (j) Accept, amend or grant any license, patent or trademark, or settle the infringement of any trademark or patent.

     (k) Compromise or settle any litigation, proceeding or governmental investigation against it or its properties or business, except settlements made by insurers.

6.2             Affirmative Covenants

        Orex agrees that between the date hereof and the Closing, Orex will:

     (a) Conduct its business only in the ordinary course and at the place or places said business is conducted.

     (b) Maintain in force the insurance policies presently in force or insurance policies providing substantially the same coverage, under which Orex is the insured or the beneficiary.

     (c) Preserve its business organization taken as a whole substantially intact, keep available the services of its present officers and employees and preserve the good will of its suppliers, customers and others having business relations with any of them.

     (d) Afford to Medalion and its counsel, accountants, and other representatives full access during normal business hours throughout the period prior to the Closing to all of Orex's properties, books, contracts, commitments and records, and during said period furnish all information which Medalion may reasonably request.

                                  ARTICLE VII

              CONDUCT OF MEDALION'S CORPORATE AFFAIRS PRIOR TO THE
                                    CLOSING

7.1             Negative Covenants

     Medalion agrees that between the date hereof and the Closing, and except as permitted by the prior written consent of Orex, Medalion will not take, or permit to be taken, any of the following actions:

     (a) Initiate or engage in any new business activities of any kind whatsoever.

     (b) Alter or amend its Certificate of Incorporation or By-Laws.

     (c) Issue or become obligated to issue and securities of any kind including without limitation any notes or capital stock.

     (d) Enter into any option, call or commitment with respect to its capital stock.

     (e) Declare or pay any dividend or other distribution with respect to its capital stock.

     (f) Incur any liability or obligation, except current liabilities in the ordinary course of its activities.

     (g) Pay or accrue any salaries, fees, commissions or other compensation to its officers or directors.

     (h) Make any profit sharing, incentive, pension or retirement payment.

     (i) Enter into any contract of commitment.

     (j) Borrow funds or incur any indebtedness.

     (k) Compromise or settle any litigation, proceeding or governmental investigation against it or its properties or business.

7.2             Affirmative Covenants

     Medalion agrees that between the date hereof and the Closing, Medalion will:

     (a) Preserve its organizations taken as a whole substantially intact, keep available the services of its present officers and personnel.

     (b) Afford to Orex and its counsel, accountants, and other representatives full access during normal business hours throughout the period prior to the Closing to all of Medalion's properties, books, contracts, commitments and records, and during said period furnish all information which Orex may reasonably request.

                                  ARTICLE VIII

                 CONDITIONS PRECEDENT TO MEDALION'S OBLIGATIONS

     Medalion's obligations under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions:

     8.1 Orex's representations and warranties contained in this Agreement and in any certificate or document delivered to Medalion pursuant hereto shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all materiel respect; Orex shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     8.2 Orex shall not be a defendant in any suit or proceeding or governmental investigation pending or threatened against Orex which would materially affect the business of Orex or the carrying out of this Agreement.

     8.3 Orex has not incurred any material adverse change in its assets, liabilities, financial condition, business, prospects or operations since the execution of this Agreement.

     8.4 Orex shall deliver to Medalion a certified copy of the resolution of its Board of Directors approving this Agreement and the transaction contemplated hereby.

     8.5 All documents required to be delivered to Medalion at or prior to the Closing shall have been so delivered.

                                   ARTICLE IX

                          CONDITIONS PRECEDENT TO OREX
                             AND OREX'S OBLIGATIONS

     Orex's obligations under this Agreement are subject to the fulfillment prior to the Closing of the following conditions:

     9.1 Medalion's representation and warranties contained in this Agreement and in any certificate of document delivered to Orex pursuant hereto shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects; Medalion shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and Orex shall have been furnished with a certificate of Medalion dated the Closing date, certifying in such detail as Orex may reasonably request to the fulfillment of the foregoing conditions.

     9.2 Medalion shall not be a defendant in any suit or proceeding or governmental investigation pending or threatened against Medalion which would materially affect the carrying out of this Agreement.

     9.3 Medalion shall not have incurred any adverse change in its assets, liabilities, financial condition, activities, prospects or operations.

     9.4 Medalion shall deliver to Orex a certified  copy of the  resolutions of
its  Board  of  Directors   approving  this   Agreement  and  the   transactions
contemplated hereby.

     9.5 All documents required to be delivered to Orex at or prior to the Closing shall have been so delivered.

                                   ARTICLE X

                                 MISCELLANEOUS

10.1 Survival

     All representations, warranties, covenants and agreements made by any of the parties hereto in this Agreement or in any certificate or instrument delivered by or on behalf of any of them pursuant hereto shall survive the execution and delivery of this

Agreement, any investigation that may have been made or may be made at any time by or on behalf of any party hereto, and the consummation of this Agreement.

10.2 Parties in Interest

     This Agreement shall be binding upon and inure to the benefit of and be enforceable by each corporate party hereto and its successors and each individual party hereto and his heirs, personal representatives and successors. This Agreement shall not be assigned by any party hereto (except by operation of law) and any such prohibited assignment shall be null and void.

10.3 Expenses and Reorganization

     Each of the parties to this Agreement shall bear their respective expenses relating to this Agreement.

10.4 Governing Law

     This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

10.5 Entire Agreement

     This Agreement contains the entire understanding of the parties hereto with respect to the subject mater herein contained and no amendment, modification or termination of this Agreement shall be valid unless expressed in a written instrument executed by the parties hereto or their respective successors.

10.6 Exhibits

     All Exhibits and Schedules to this Agreement or other certificates or documents delivered pursuant to this Agreement shall be deemed to be a part of this Agreement, whether or not required to be annexed hereto, and shall be initialed by the party required to deliver such Exhibit, certificate or document.

10.7 Waiver

     No waiver or any provision of, or any breach or default of this Agreement, shall be considered valid unless in writing and signed by the party giving such waiver and no waiver shall be deemed a waiver of any other provisions or any subsequent breach or default of a similar nature.

10.8 Further Assurances

     Each party to this Agreement will, at the request of the other, execute and deliver to such other party all further endorsements and documents as such other party may reasonably request in order to consummate and perfect the transactions contemplated by this Agreement.

10.9 Counterparts

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

10.10 Headings

     Section headings are contained on this Agreement only for purposes of convenience of reference and shall not affect the interpretation of this Agreement or modify any of its terms or provisions.

10.11 Notices

     Any notice or other communication permitted or required to be given hereunder shall be in writing and shall be deemed to have been given upon receipt by first class registered mail, certified mail, recognized over-night courier, in all class and written confirmation of receipt required, addresses to the parties as set forth below:

                                   ARTICLE X1

                        CONFIDENTIALITY AND COMPETITION

11.1 Confidential Information and Competition as to the Orex HGP.

     (a) Confidential Information. Orex and the Shareholders (collectively, the "Covenantor") hereby acknowledges that they possess a Licensing Agreement to confidential information of a special and unique nature and value affecting and relating to the Business, the Assets, the Orex operations all of which information is included in the Assets including, but not limited to, the identity of Orex's customers and suppliers, prices paid by Orex for inventory, its business practices, marketing strategies, expansion plans, Orex Contracts, business records and other records, trade secrets, inventions, techniques used in Orex's business, know-how and technologies, whether or not patentable, and other similar information relating to the Business (all the foregoing regardless of whether same is or becomes known to third parties is hereinafter referred to collectively as "Confidential Information"). The Covenantor further


                                     21
recognizes and acknowledges that, upon Closing, and except as provided in the License Agreement between Orex and Elbe, Inc, all Confidential Information is the exclusive property of Medalion, is material and confidential, and greatly affects the legitimate business interests, goodwill and effective and successful conduct of the Business and Medalion. Accordingly, the Covenantor hereby covenants and agrees that it will use the Confidential Information only for the benefit of the Business and shall not at any time, directly or indirectly, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever other than Medalion or as otherwise contemplated herein, or use any Confidential Information for its own benefit or for the benefit of others.

     (b) Non-Competition. The parties hereto hereby acknowledge and agree that Medalion would suffer irreparable injury if the Covenantor competes with Medalion. As a material inducement to Medalion to enter into this Agreement, the Covenantor hereby covenants and agrees that the Covenantor shall not:

                    (i) during  the period  beginning  on the  Closing  Date and continuing unto two (2) years following the termination of employment of covenants with Medalion or its affiliates, for any reason, directly or indirectly, operate, organize, maintain, establish, manage, own, participate in, or in any manner whatsoever, individually or through any corporation, firm or organization of which the Covenantor shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, partner, stockholder, director, trustee, offcer, lender, employee, principal, agent, consultant or otherwise, any business or venture other than Medalion in any county or city anywhere in the world where Medalion does business, which engages in the business or is otherwise in competition with Medalion or any assigns of Medalion, unless such activity shall have been previously agreed to in writing by Medalion and its successors and assigns;

                    (ii) during the period  beginning  on the  Closing  Date and continuing until two (2) years Allowing the termination of employment convenants with Medalion or its affliates, for any reason, directly or indirectly, divert business from Medalion or its successors or assigns, or solicit business from, divert the business of, or attempt to convert to other methods of using the same or similar services as are provided by Medalion, any client or account of Medalion; or

                    (iii) during the period beginning on the Closing Date hereof and continuing until two (2) years following the termination of employment convenants with Medalion or its affiliates, for any reason, directly or indirectly, solicit for employment, employ or otherwise engage the services of, any employees or consultants of Medalion or its successors or assigns.

     The covenants set forth in this Section 11.1 are in addition to and not in lieu of any other noncompetition agreement to which Medalion and the Covenantor are parties.

     11.2 Injunction and Attorneys' Fees. In view of the irreparable injury to Medalion that would result from a breach or threatened breach by the Covenantor of the covenants or

                                       22

agreements under Section 11.1 hereof, and because there is not an adequate remedy at law to protect Medalion from the ongoing breach of those covenants, Medalion shall have the right to receive, and the Covenantor hereby consents to the issuance of, a permanent injunction enjoining the Covenantor from any violation of the covenants set forth in Section 11.1 hereof The Covenantor acknowledges that a permanent injunction is an appropriate remedy for such a breach or threatened breach. These remedies shall be in addition to and not in limitation of any other rights or remedies to which Medalion is or may be entitled at law or in equity under this Agreement. The Covenantor further agrees that in the event Medalion incurs any fees or costs in order to enforce the provisions of Section 11.1 hereof and Medalion prevails in such enforcement, the Covenantor shall pay all fees and costs so incurred by Medalion including, but not limited to, reasonable attorneys' and paralegals' fees.

     11.3 Reasonableness of Restrictions. The Covenantor has carefully read and considered the provisions of Sections 11.1 and 11.2 hereof and, having done so, agrees that the covenants set forth in those sections are fair and reasonable and are reasonably required to protect the legitimate business interests of Medalion, including, but not limited to, protection of the goodwill included in the Assets. The Covenantor agrees that the covenants set forth in Sections 1 1.1 and 1 1.2 hereof do not unreasonably impair the ability of the Covenantor to conduct any unrelated business or to find gainful work in their respective fields. The parties hereto agree that if a court of competent jurisdiction holds any of the covenants set forth in Section 11.1 unenforceable, the court shall substitute an enforceable covenant that preserves, to the maximum lawful extent, the scope, duration and all other aspects of the covenant deemed unenforceable, and that the covenant substituted by the court shall be immediately enforceable against the Covenantor. The foregoing shall not be deemed to affect the right of the parties hereto to appeal any decision by a court concerning this Agreement. The provisions of Sections 11.1, 11.2 and 11.3 hereof shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.

23

To: MEDALION SERVICES, INC.
        7 Rock Hollow Road
        Plandome Manor, NY 10030

To: OREX GOLD MINES CORPORATION
        2121 Ponce de Leon Boulevard, Suite 510
        Coral Gables, Florida 33134

Each of the foregoing shall be entitled to specify a different address by giving notice as aforesaid to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

MEDALION SERVICES INC.

BY:           /s/
   ------------------------


OREX GOLD MINES CORPORATION

BY:
   ------------------------


OREX SHAREHOLDERS

BY:
   ------------------------
      Warren Hemedinger

BY:
   ------------------------
        George Levy

                                       25

To: MEDALION SERVICES, INC.
        7 Rock Hollow Road
        Plandome Manor, NY 10030

To: OREX GOLD MINES CORPORATION
        2121 Ponce de Leon Boulevard, Suite 510
        Coral Gables, Florida 33134

Each of the foregoing shall be entitled to specify a different address by giving notice as aforesaid to the other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

MEDALION SERVICES INC.

BY:
   ------------------------


OREX GOLD MINES CORPORATION

BY:
   ------------------------


OREX SHAREHOLDERS

BY:         /s/
   ------------------------
      Warren Hemedinger

BY:
   ------------------------
        George Levy

                                       26

BY:
     ----------------------
     Dr. Henry Rosenberg

BY:
     ----------------------
     Steve J. Gannuscio


HABER, INC.

BY:

TITLE:

WEBCASTMEDIA.NET

BY:

TITLE:

BY:

Harry Beninghof

BY:

Jerome and Marilyn Stein

BY:

Donald Hawksworth

BY:

Evelyn Rivas

BY:

Richard Hoffman

                                       27

BY: /s/ Henry Rosenberg
        Dr. Henry Rosenberg

BY: /s/ Steve Gannuscio
        Steve J. Gannuscio

HABER, INC.

BY: /s/ Norman Haber

TITLE: CEO, Haber Inc.

WEBCASTMEDIA.NET

BY:

TITLE:

BY: /s/ Harry Beninghof
        Harry Beninghof

BY: /s/ Marilvn Stein
        Jerome and Marilyn Stein

BY /s/Donald Hawksworth
        Donald Hawksworth

BY: /s/ Evelvn Rivas
        Evelyn Rivas

BY: /s/ Richard Hoffman
        Richard Hoffman

                                       25


BY: /s/ Henry Rosenberg

Dr. Henry Rosenberg

BY: /s/ Steve Gannuscio

Steve J. Gannuscio

HABER, INC.

BY: /s/ Norman Haber

TITLE: CEO, Haber Inc.

WEBCASTMEDIA.NET

BY:

TITLE:

BY:/s/ Harry Beninghof

Harry Beninghof

BY:/s/ Marilvn Stein

Jerome and Marilyn Stein

BY /s/Donald Hawksworth

Donald Hawksworth

BY: /s/ Evelyn Rivas

Evelyn Rivas

BY: /s/ Richard Hoffman

Richard Hoffman


                                       25
BY: /s/ Henry Rosenberg

Dr. Henry Rosenberg

BY: /s/Steve Gannuscio

Steve J. Gannuscio

HABER, INC.

BY: /s/ Norman Haber

TITLE: CEO, Haber Inc.

WEBCASTMEDIA.NET

BY:

TITLE:

BY: /s/ Harry Beninghof

Harry Beninghof

BY: /s/ Marilyn Stein

Jerome and Marilyn Stein

BY /s/Donald Hawksworth

Donald Hawksworth

BY: /s/ Evelyn vas

Evelyn Rivas

BY: /s/ Richard Hoffman

Richard Hoffman

                                       25

BY: /s/ Henry Rosenberg

Dr. Henry Rosenberg

BY: /s/ Steve Gannuscio

Steve J. Gannuscio

HABER, INC.

BY: /s/ Norman Haber

TITLE: CEO, Haber Inc.

WEBCASTMEDIA.NET

BY:

TITLE:

BY: /s/ Harry Beninghof

Harry Beninghof

BY: /s/ Marilyn Stein

Jerome and Marilyn Stein

BY /s/ Donald Hawksworth

Donald Hawksworth

BY: /s/ Evelyn Rivas

Evelyn Rivas

BY: /s/ Richard Hoffman

Richard Hoffman

                                       25

BY: /s/ Henry Rosenberg

Dr. Henry Rosenberg

BY: /s/ Steve Gannuscio

Steve J. Gannuscio

HABER, INC.

BY:/s/ Norman Haber

TITLE: CEO, Haber Inc.

WEBCASTMEDIA.NET

BY:

TITLE:

BY: /s/ Harry Beninghof

Harry Beninghof

BY: /s/ Marilyn Stein

Jerome and Marilyn Stein

BY /s/ Donald Hawksworth

Donald Hawksworth

BY: /s/ Evelyn Rivas

Evelyn Rivas

BY: /s/Richard Hoffman

Richard Hoffman

                                       25